AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1998
                                       REGISTRATION NO. 333-
                                                            ----------




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933




                                MOTO PHOTO, INC.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                31-1080650
(State or jurisdiction                                  (I.R.S. Employer
of incorporation or                                     Identification No.)
organization)

4444 LAKE CENTER DRIVE
DAYTON,  OH                                             45426
(Address of Principal                                   (Zip Code)
Executive Offices)

                                 MOTO PHOTO, INC.
                   1992 PERFORMANCE AND EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                                 DAVID A. MASON
                             4444 LAKE CENTER DRIVE
                               DAYTON, OHIO 45426
                    (Name and address of agent for service)

                                 (937) 854-6686
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              J.  Bradford Hammond
                  Crowe & Dunlevy, A Professional Corporation
                          321 South Boston, 5th Floor
                             Tulsa, Oklahoma 74103
                                 (918) 592-9800

CALCULATION OF REGISTRATION FEE



                                        PROPOSED      PROPOSED     CALCULATION
                           AMOUNT TO     MAXIMUM       MAXIMUM         OF
TITLE OF SECURITIES TO        BE        OFFERING     AGGREGATE    REGISTRATION
BE REGISTERED              REGISTERED      PRICE      OFFERING        FEE
                                       PER SHARE(1)      PRICE(1)

Voting Common Stock, par
value $.01 per share        750,000       $1.83      $1,372,500      $405.00


(1)Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee, based on the average of the high and low sales prices for the Voting Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System for September 25, 1998.


     The contents of the Registrant's Registration Statement on the Form S-8 (File No. 33-53188) relating to the 1992 Performance and Equity Incentive Plan of the Registrant (the `Plan) are incorporated herein by reference. The Plan has been amended to increase the number of shares authorized for issuance pursuant to the Plan from 1,250,000 shares to 2,000,000 shares, resulting in an increase of 750,000 shares. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of such 750,000 additional shares of Voting Common Stock that may be issued or sold by the Registrant in connection with the Plan.

     For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.



                                   SIGNATURES




    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on September 30, 1998.

                             MOTO PHOTO, INC.



                             By:  /s/ David A. Mason
                             David A. Mason, Executive Vice
                             President and Treasurer



    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name                     Position                           Date

Michael F. Adler*        Chairman of the Board of           September 30, 1998
Michael F. Adler         Directors and Chief Executive
                         Officer (Principal Executive
                         Officer)

/s/ David A. Mason       Executive Vice President,          September 30, 1998
David A. Mason           Treasurer,and Director
                         (Principal Financial Officer)

Alfred E. Lefeld*        Vice President and  Controller     September 30, 1998
Alfred E. Lefeld         (Principal Accounting Officer)

Frank W. Benson*         Director                           September 30, 1998
Frank W. Benson

D. Lee Carpenter*        Director                           September 30, 1998
D. Lee Carpenter

Leslie Charm*            Director                           September 30, 1998
Leslie Charm

Dexter B. Dawes*         Director                           September 30, 1998
Dexter B. Dawes

Harry D. Loyle*          Director                           September 30, 1998
Harrly D. Loyle

James F. Robeson, PhD.*  Director                           September 30, 1998
James F. Robeson, PhD.

*By: /s/ David A. Mason
    David A. Mason
    Attorney-in-fact



                                 EXHIBIT INDEX


     Number         Description

      5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, concerning legality of securities to be issued.

     23.1           Consent of Ernst & Young LLP

     23.2           Consent of Crowe & Dunlevy (contained in Exhibit 5.1).

     24.1           Powers of Attorney.